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                                                                    EXHIBIT 99.1

                      [CITIGATE SARD VERBINNEN LETTERHEAD]

NEWS

FOR IMMEDIATE RELEASE

                                           Contact:  Paul Caminiti/Carrie Bloom
                                                     Citigate Sard Verbinnen
                                                     212/687-8080



                NEW VALLEY CORPORATION TO ACQUIRE PRINCETON, N.J.
                        OFFICE BUILDINGS FOR $54 MILLION

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         MIAMI, FL, DECEMBER 4, 2002 - New Valley Corporation (NASDAQ: NVAL)
announced today that it has signed a definitive agreement to purchase the 100 and 150 College Road West office buildings in Princeton, N.J. for a total purchase price of $54 million. The two buildings, which are being purchased from an entity affiliated with Patrinely Group LLC and Apollo Real Estate Investment Fund III, L.P., have approximately 225,000 square feet of rentable area. The closing, which is subject to customary conditions, is scheduled to occur in the middle of December 2002.

         New Valley completed in December 2001 the distribution to its stockholders of its shares in Ladenburg Thalmann Financial Services Inc., its former majority-owned subsidiary engaged in the investment banking and brokerage business. New Valley is currently engaged in the real estate business and is seeking to acquire additional operating companies.

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           Citigate Sard Verbinnen 630 Third Avenue New York, NY 10017
                       Tel 212-687-8080 Fax 212-687-8344